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                                                                   EXHIBIT 10(t)

                       American Freightways Corporation
                              2200 Forward Drive
                           Harrison, Arkansas 72601

                          American Freightways, Inc.
                              2200 Forward Drive
                           Harrison, Arkansas 72601

                               October 19, 1994

The Prudential Insurance Company
 of America
c/o Prudential Capital Group
1201 Elm St., Suite 4900
Dallas, Texas 75270

                   LETTER AMENDMENT NO. 3 TO NOTE AGREEMENT

Ladies and Gentlemen:

         We refer to the Note Agreement dated as of November 30, 1991 (as previously amended, the "AGREEMENT"), by and between the undersigned and you, regarding the purchase of the 8.91% Senior Notes due November 30, 2001. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

         The Agreement is, effective the date first above written, hereby amended as follows:
         (a) PARAGRAPH 6A(1). Paragraph 6A(1) is amended in full to read as follows:

              6A(1). DEBT. The Companies will not permit at any time the ratio of the aggregate amount of Debt of the Companies and their Subsidiaries on a consolidated basis to Total Capitalization to be greater than (a)
         0.65 to 1.00, for the period from the date of this Agreement to and including December 31, 1997, and (b) 0.60 to 1.00, thereafter.

         (b) PARAGRAPH 6A(3). Paragraph 6A(3) is amended in full to read as follows:

              6A(3). FIXED CHARGE RATIO. The Companies will not permit at any time the ratio of Income Available for Fixed Charges (based on the four fiscal quarters prior to the date of determination) to Fixed Charges (based on the four fiscal quarters prior to the date of determination) to be less than 2.00 to 1.00.

         (c) PARAGRAPH 6A(4). Paragraph 6A(4) is amended by deleting the figure "1.10" therein and substituting for such figure the figure "1.00."
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         (d) PARAGRAPH 6A(5).  Paragraph 6A(5) is deleted in full.

         (e) PARAGRAPH 10B.

              (i) Paragraph 10B is amended by adding thereto the following definitions:

                   "FIXED CHARGES" means with respect to the Companies and their Subsidiaries on a consolidated basis the sum of (i) interest expense,
         (ii) scheduled principal payments (including mandatory reduction in any fully-funded revolving credit facility), (iii) operating lease expenses, (iv) rental expense and (v) capital lease payments (including both interest and principal components), each for the applicable period and determined in accordance with GAAP.

                   "TOTAL CAPITALIZATION" means, as of any date of determination, an amount equal to the sum of (a) aggregate Debt of the Companies and their Subsidiaries on a consolidated basis plus (b) Net Worth.

              (ii) Paragraph 10B is further amended by deleting the figure "50%" set forth in the definition of "NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS" and substituting for such figure the figure "75%".

              (iii) Paragraph 10B is further amended by deleting the definition of "PRO FORMA FIXED CHARGES" in its entirety.

         On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

         This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

         If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to The Prudential Insurance Company of America, c/o Prudential Capital Group, 1201 Elm St., Suite 4900, Dallas, Texas 75270, Attention of William N. Bentley. This letter amendment shall become effective as of the date first

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above written when and if counterparts of this letter amendment shall have been executed by us and you on or before October 31, 1994 and you shall have entered into that certain proposed Amended and Restated Credit Agreement, between the Companies and NationsBank of Texas, N.A., as agent, a draft of which has been provided to you under cover of a letter dated October 14, 1994, from A. Lamar Youngblood of Donohoe, Jameson & Carroll, P.C.

                                  Very truly yours,

                                  AMERICAN FREIGHTWAYS CORPORATION


                                  By:  /s/ James R. Dodd
                                       ------------------------------------
                                           Title:  Executive Vice President
                                                    Accounting & Finance
                                  AMERICAN FREIGHTWAYS, INC.


                                  By:  /s/ James R. Dodd
                                       ------------------------------------
                                           Title:  Executive Vice President
                                                    Accounting & Finance
Agreed as of the date
    first above written:

THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA


By /s/ Paul L. Meiring
  ----------------------------
    Vice President

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